Exhibit 1.1

[■] SHARES

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

COMMON STOCK

(par value $0.001 per share)

UNDERWRITING AGREEMENT

[■], 2005

[■], 2005

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Piper Jaffray & Co.

SG Cowen & Co., LLC

Thomas Weisel Partners LLC

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

Advanced Analogic Technologies Incorporated, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in SCHEDULE II hereto (the “Underwriters”), and certain stockholders of the Company (the “Selling Stockholders”) named in SCHEDULE I hereto severally propose to sell to the several Underwriters, an aggregate of [■] shares of the Common Stock, par value $0.001 per share, of the Company (the “Firm Shares”), of which [■] shares are to be issued and sold by the Company, and [■] shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in SCHEDULE I to this agreement (the “Agreement”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional [■] shares of the Common Stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that you, as Managers of the offering contemplated hereby (the “Managers”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase the Additional Shares granted to the Underwriters in Section 3 hereof.

The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b)

under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and Selling Stockholders that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Each subsidiary of the Company has been duly incorporated or formed, as applicable, is validly existing as a corporation or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the corporate or other power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction, to the extent that the concept of “good standing” is applicable under the laws of such jurisdiction, in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are, with respect to subsidiaries of the Company, owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

(g) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(h) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising under or pursuant to the Certificate of Incorporation or Bylaws of the Company, each as amended through the date of this Agreement, any other written agreement or instrument to which the Company or any of its subsidiaries is a party under the Delaware General Corporation Law (the “DGCL”).

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law; (ii) the Certificate of Incorporation or Bylaws of the Company; (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii), for any such contravention that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, nor any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed, as applicable.

(l) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied in each case when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries: (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(p) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, other than from its employees or other service providers in connection with the termination of their service to the Company, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except, in each case with respect to (i), (ii) and (iii), as described in the Prospectus.

(r) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case which is material to the business of the Company and its subsidiaries, and in each case free and clear of all liens, encumbrances and defects except such as: (i) are described in the Prospectus; (ii) do not materially affect the value of such property or (iii) do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

(s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them (the “Intellectual Property”), except where the failure to own or possess or the inability to acquire on reasonable terms any of the foregoing would not, singly or in the aggregate, have a Material Adverse Effect; and, except as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(t) No material labor dispute with the employees of the Company or any of its subsidiaries exists; to the knowledge of the Company, no such dispute is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(u) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain any such certificates, authorizations or permits would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) The Agreement and Plan of Merger dated April 11, 2005, by and between the Company and Advanced Analogic Technologies Incorporated, a California corporation and the predecessor to the Company (the “California Corporation”), with respect to the merger (the “Merger”) of the California Corporation with and into the Company (the “Merger Agreement”), has been: (i) duly authorized by all necessary action on the part of each of the Company, the stockholders of the Company, the California Corporation and the shareholders of the California Corporation and (ii) duly executed and delivered by each of the parties to the Merger Agreement. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby including, without limitation, the conversion of the jurisdiction of incorporation of the Company from the State of California to the State of Delaware and the resulting reincorporation of the Company in the State of Delaware (the “Reincorporation”) and the Merger, did not result in any violation of: (A) the provisions of the Certificate of Incorporation or Bylaws of the Company or the Articles of Incorporation or Bylaws of the California Corporation or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the California Corporation or any of their respective subsidiaries or properties. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required in connection with the Merger or the Reincorporation, except such as have been previously obtained. The Certificate of Merger with respect to the Merger (the “Merger Certificate”) has been filed (1) with the Secretary of State of the State of California, such filing having been made in accordance with the laws of the State of California, including without limitation the provisions of the Corporations Code of the State of California applicable thereto, and (2) in accordance with the laws of in the State of Delaware, including without limitation the provisions of the DGCL applicable thereto. The Merger constituted a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”).

(y) The historical consolidated financial statements of the Company (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus (the “Company Financial Statements”) present fairly the historical consolidated financial position, results of operations and cash flows of the Company on the basis stated therein at the respective dates and for the respective periods indicated therein and, except as otherwise set forth therein, the Company Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved; and the other historical financial and statistical financial information and financial data with respect to the Company set forth in the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with the Company Financial Statements and the books and records of the Company, in each case, as of the respective dates and for the respective periods to which such information applies.

(z) Neither the Company, the California Corporation (prior to the Merger) nor any of their respective subsidiaries, as applicable, has sustained since December 31, 2004, any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than historical events described in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (i) any change in the capital stock of the Company, other than shares of Common Stock of the Company that have been issued by the Company upon: (A) the exercise of options to purchase shares of the Common Stock that were outstanding on the date hereof and that were granted pursuant to an equity compensation plan of the Company which has been filed as an exhibit to the Registration Statement; (B) the exercise of warrants that were outstanding on the date of hereof and (C) the conversion of shares of Preferred Stock (as defined below) that were outstanding on the date hereof, in accordance with the Certificate of Incorporation of the Company; (ii) any change in the long-term debt of the Company, any of its subsidiaries or the California Corporation (prior to the Merger); (iii) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations or properties (tangible or intangible) of the Company, the California Corporation (prior to the Merger) or any of their respective subsidiaries, other than historical changes, developments and events described in the Prospectus.

(aa) The shares of Common Stock to be issued upon conversion of the shares of the Company’s Series A Preferred Stock, $0.001 par value per share, Series B Preferred Stock, $0.001 par value per share, Series C Preferred Stock, $0.001 par value per share, Series D Preferred Stock, $0.001 par value per share, and Series E Preferred Stock, $0.001 par value per share (such shares of preferred stock, together, the “Preferred Stock”), have been duly authorized and, when issued and delivered pursuant to the terms of the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

(bb) Except as described in the Prospectus, the Company has not issued or sold any shares of Common Stock during the six-month period preceding the date of the Prospectus, including without limitation any such issuance or sale pursuant to an exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder, other than pursuant to an equity compensation plan of the Company which has been filed as an exhibit to the Registration Statement.

(cc) The Company and the California Corporation (prior to the Merger) have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes due thereon (except for those taxes that are currently being contested in good faith), except to the extent that the failure to make such filing, request or payment would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company, the California Corporation or any of their respective subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a Material Adverse Effect.

(dd) (i) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under: (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (2) Sections 412 or 4971 of the Code and (iii) each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, in each case, except to the extent that any such noncompliance would not have a Material Adverse Effect.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with the Company and each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Mellon Investor Services LLC, as Custodian (the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”), and the Power of Attorney appointing certain individuals as attorneys-in-fact for such Selling Stockholder to the extent set forth therein (the “Power of Attorney,” and together with the Custody Agreement, the “Selling Stockholder Agreements”) relating to the transactions contemplated hereby and by the Registration Statement, will not contravene any provision of applicable law, or the Certificate of Incorporation or Bylaws or other formation documents, as applicable, of such Selling Stockholder, or any agreement or other instrument binding upon such Selling Stockholder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or any of the Selling Stockholder Agreements of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Stockholder has, and on the Closing Date will have, (i) valid title to, or a valid “security entitlement” (as defined in Section 8-102 of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the “Commercial Code”), and within the meaning of Section 8-501 of the Commercial Code), or a comparable right under the applicable laws of a non-U.S. jurisdiction in which such Selling Stockholder resides or is organized, in respect of the Shares to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, equities or other encumbrances; and (ii) the legal right and power, and all authorization and approval required by law, to enter into this Agreement, each of the Selling Stockholder Agreements, and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement or comparable right in respect of such Shares.

(d) The Selling Stockholder Agreements have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

(e) Delivery of the Shares to be sold by such Selling Stockholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any “adverse claim” (as defined in Section 8-102 of the Commercial Code), or a comparable right under the applicable laws of a non-U.S. jurisdiction in which such Selling Stockholder resides or is organized, to each Underwriter who has purchased such Shares without “notice of an adverse claim.”

(f) Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[■] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in SCHEDULE II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to [■] Additional Shares from the Company, at the Purchase Price. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be so purchased. Each purchase date must be at least one business day after said written notice is given and may not be earlier than the Closing Date (as defined below) for the Firm Shares nor later than ten business days after the date of such written notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (each, an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in SCHEDULE II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (c) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions in the preceding paragraph shall not apply to: (i) the sale of Shares to the Underwriters by such Seller pursuant to this Agreement; (ii) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the date of this Agreement, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934

(the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; (iii) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; (iv) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of such Seller; (v) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of such Seller and/or the immediate family of such Seller; (vi) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestate succession to such Seller’s immediate family; (vii) the issuance by the Company of shares of, or options to purchase shares of, Common Stock to employees, officers, directors, advisors or consultants pursuant to employee benefit plans described in the Prospectus and (viii) the filing by the Company with the Commission of any registration statement on Form S-3 or Form S-8 to register shares of Common Stock issued pursuant to the employee benefit plans described in the Prospectus; provided that in the case of any transfer or distribution pursuant to clause (iii), (iv), (v), (vi) or (vii): (A) each donee, distributee, transferee or recipient shall sign and deliver a lock-up agreement substantially in the form set forth on EXHIBIT A hereto and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. Notwithstanding the foregoing, such Seller shall be permitted to enter into a written sales plan designed to comply with Rule 10b5-1(c) under the Exchange Act, so long as such plan does not allow for any sales thereunder to be made until the expiration or termination of the restricted period referred to in this lock-up agreement. In addition, such Seller agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Each Selling Stockholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Stockholder except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues a earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley & Co. Incorporated of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

4. Terms of Public Offering. The Sellers are advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Managers is advisable. The Sellers are further advised by the Managers that: (a) the Shares are to be offered to the public initially at $[■] per share (the “Public Offering Price”), and to certain dealers selected by the Managers at a price that represents a concession not in excess of

$[■] per share under the Public Offering Price and (b) any Underwriter may allow, and such dealers may re-allow, a concession not in excess of $[■] per share to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [■], 2005, and shall occur at the offices of Latham & Watkins LLP, located at 505 Montgomery Street, Suite 2000, San Francisco, California 94111, or at such other time on the same or such other date, not later than [■], 2005, and at such other location, in each case as shall be designated in writing by the Managers. The time and date of such payment, including any Option Closing Date, are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to such Seller in Federal funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters, at 10:00 a.m., New York City time, on such date and at such locations having been specified in the corresponding notice described in Section 3, or at such other time on the same or on such other date (but in any event not later than [■], 2005), or at such other location, in each case as shall be designated in writing by the Managers.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Managers shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Managers on the Closing Date or on the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Obligations of the Underwriters. The obligations of the Sellers to sell their respective Shares to the Underwriters, and the several obligations of the Underwriters to purchase and pay for such Shares on the Closing Date, are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof. In addition, the several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by each of Richard K. Williams, the President, Chief Executive Officer and Chief Technical Officer, and Brian R. McDonald, the Chief Financial Officer, Vice President of Worldwide Finance and Secretary, respectively, of the Company, to the effect set forth in Section 6(a)(i) above; to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized representative of each Selling Stockholder, to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date; and that such Selling Stockholder has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is qualified to do business as a foreign corporation in the States of California, North Carolina and Texas;

(ii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

(iii) the shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

(iv) the Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the stockholders of the Company have no preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of the Company or, to the knowledge of such counsel, in any written agreement to which the Company is a party, with respect to the Shares;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement do not violate any (A) provision of the Certificate of Incorporation or Bylaws of the Company; (B) provision of applicable law known by such counsel to be customarily applicable to transactions of the nature contemplated by this Agreement; (C) contract or agreement filed as an exhibit to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K or (D) to such counsel’s knowledge, any judgment, order or decree to which the Company is a party; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and such as have been obtained or made under the Securities Act or the Exchange Act;

(vii) the statements included in (A) the Prospectus under the captions “Certain Relationships and Related Party Transactions” (with respect only to the statements therein under the sub-captions “Investors’ Rights Agreement,” “Voting Agreement” and “Indemnification of Officers and Directors”), “Material U.S. Federal Tax Considerations to Non-U.S. Holders” and “Description of Capital Stock” and (B) the Registration Statement in Items 14 and 15, in each case, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects such legal matters, documents or proceedings;

(viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

(ix) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Such opinion shall also contain a statement that nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (B) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for those Selling Stockholders specifically indicated as such on SCHEDULE I hereto (the “Specified Selling Stockholders”), dated the Closing Date, to the effect that:

(i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Specified Selling Stockholders;

(ii) the execution and delivery by each Specified Selling Stockholder of, and the performance by such Specified Selling Stockholder of its obligations under, this Agreement and the Selling Stockholder Agreements of such Specified Selling Stockholder do not violate any (A) provision of the Certificate of Incorporation or Bylaws of such Specified Selling Stockholder, if applicable, or (B) provision of applicable law known by such counsel to be customarily applicable to transactions of the nature contemplated by this Agreement or the Selling Stockholder Agreements of such Specified Selling Stockholder; and no consent, approval, authorization or order of, or filing with, any governmental body or agency is required to be obtained or made by such Specified Selling Stockholder for the consummation of the transactions contemplated by this Agreement or the Selling Stockholder Agreements of such Specified Selling Stockholder in connection with the sale of the Shares to be sold by such Specified Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

(iii) the Selling Stockholder Agreements of each Specified Selling Stockholder have been duly authorized, executed and delivered by such Specified Selling Stockholder and are valid and binding agreements of such Specified Selling Stockholder; and

(iv) Upon (A) payment by each Underwriter for the Shares to be sold by the Specified Selling Stockholders to such Underwriter in accordance with this Agreement and (B) delivery by the Specified Selling Stockholders of security certificates representing such Shares to such Underwriter, duly endorsed to such Underwriter or in blank, such Underwriter will acquire such Shares free of any “adverse claim” (as defined in Section 8-102 of the California Uniform Commercial Code); in giving this opinion, such counsel may assume that no Underwriter will have notice of any “adverse claim” (as defined in Section 8-102 of the California Uniform Commercial Code) with respect to the Shares to be sold by the Specified Selling Stockholders.

(f) The Underwriters shall have received on the Closing Date an opinion of counsel for each of the Selling Stockholders other than the Specified Selling Stockholders, dated the Closing Date, covering the matters referred to in Sections 6(e)(i), 6(e)(ii) and 6(e)(iii) above.

(g) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(iv), 6(d)(v), 6(d)(vii) (but only as to the statements in the Prospectus under the caption “Underwriters”) and the last paragraph of Section 6(d) above.

With respect to the last paragraph of Section 6(d) above, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and with respect to Section 6(g) above, Latham & Watkins LLP, may each state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Sections 6(d) and 6(e) above, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and with respect to Section 6(f) above, any counsel rendering such opinion, may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Selling Stockholder Agreements of such Selling Stockholder and in other documents and instruments; provided that: (i) each such counsel for the Selling Stockholders is reasonably satisfactory to Latham & Watkins LLP; (ii) a copy of each opinion so relied upon is delivered to the Managers and is in form and substance satisfactory to Latham & Watkins LLP; (iii) copies of such Selling Stockholder Agreements and of any such other documents and instruments shall be delivered to the Managers and shall be in form and substance satisfactory to Latham & Watkins LLP and (iv) each such counsel shall state in their opinion that such firm is justified in relying on each such other opinion.

The opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Latham & Watkins LLP, described in Sections 6(d), 6(e) and 6(g) above, respectively, (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof and the Closing Date, respectively, each in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) Lock-Up Agreements in the form set forth on EXHIBIT A hereto, between the Managers, on the one hand, and all the holders of shares of Common Stock and all the holders of securities exercisable for or convertible into, as applicable, shares of Common Stock, on the other hand, in each case relating to transactions by said holders with respect to shares of Common Stock and certain other securities of the Company, shall have been delivered to the Managers on or before the date hereof and shall be in full force and effect on the Closing Date.

(j) The Custodian shall have to delivered to Morgan Stanley & Co. Incorporated a letter to the effect that the Custodian shall deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31, 2006.

(k) Each Selling Stockholder shall have delivered to the Managers a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Managers on the applicable Option Closing Date of such documents as the Managers may reasonably request with respect to the good standing of the Company and, if applicable, the Selling Stockholders, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company and the Selling Stockholders. In further consideration of the agreements of the Underwriters herein contained, the Company and, as applicable, the Selling Stockholders, covenant with each Underwriter as follows:

(a) The Company shall furnish to the Managers, without charge, ten signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Managers in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, the Company shall furnish to the Managers a copy of each such proposed amendment or supplement thereto, and shall not file any such proposed amendment or supplement to which the Managers reasonably object, and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to Rule 424(b).

(c) If, during such period after the first date of the public offering of the Shares, as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, the Company shall file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Shares may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) The Company shall endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

(e) The Company shall make generally available to the security holders of the Company and to the Managers as soon as practicable an earning statement covering the twelve-month period ending, and a statement of financial position as of, September 30, 2006, satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) Each Selling Stockholder shall deliver to the Managers on or before the date hereof a Lock-Up Agreement in the form set forth on EXHIBIT A hereto having been executed by each such Selling Stockholder.

(g) The Company shall enforce (including through the entry of stop transfer instructions with the Company’s transfer agent and registrar) the market stand-off restrictions contained in Section 1.13 of that certain Amended and Restated Investor Rights Agreement dated October 27, 2003, as further amended effective May 18, 2005, among the Company and certain of its stockholders, and the Company shall not release any holder of the Company’s securities therefrom without the prior written consent of Morgan Stanley & Co. Incorporated.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of each of the Company and the Selling Stockholders under this Agreement, including: (a) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and, solely to the extent that the fees, disbursements and expenses of such counsel are specifically approved by the Company, counsel for the Selling Stockholders (provided that any fees, disbursements and expenses of counsel for the Selling Stockholders that are not paid by the Company shall be paid by the Selling Stockholders) in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (c) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal Investment memorandum; (d) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.; (e) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to qualification for quotation of the Shares on the NASDAQ National Market; (f) the cost of printing certificates representing the Shares; (g) the costs and charges of any transfer agent, registrar or depositary; (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show; (i) the document production charges and expenses associated with printing this Agreement; (j) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (k) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section 8 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein; provided, however, that the foregoing indemnification obligation with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the delivery of the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnification obligation with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the delivery of the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 9(a), 9(b) or 9(c), such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel and that such fees and expenses shall be paid by the Indemnifying Party or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act; (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (2) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Sections 9(a), 9(b) or 9(c) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each

Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(h) Notwithstanding anything herein to the contrary, the liability of each Selling Stockholder pursuant to the provisions of this Section 9 shall in no event exceed an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder pursuant to this Agreement.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the Chicago Board of Options Exchange or the Chicago Mercantile Exchange or the Chicago Board of Trade; (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Managers, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in the judgment of the Managers, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12. Defaulting Underwriters. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in SCHEDULE II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to the Managers, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either the Managers or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (b) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt, and delivered in each case as follows:

(a) if to the Underwriters, such communications shall be either: (i) mailed in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Capital Markets Syndicate Desk or (ii) delivered by facsimile in care of Morgan Stanley & Co. Incorporated to facsimile number (212) 761-0316, Attention: Equity Capital Markets Syndicate; in each case with a copy thereof mailed or sent to Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California 94025, Attention: Christopher L. Kaufman, Esq. and Andrew S. Williamson, Esq.;

(b) if to the Company or any Specified Seller Stockholder, such communications shall be delivered, mailed or sent to Advanced Analogic Technologies Incorporated, 830 East Arques Avenue, Sunnyvale, California 94085, Attention: Richard K. Williams, President, Chief Executive Officer and Chief Technical Officer; with a copy thereof delivered, mailed or sent to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94301, Attention: Mario M. Rosati, Esq. and Mark L. Reinstra, Esq.; and

(c) if to any Selling Stockholder other than a Specified Selling Stockholder, such communications shall be delivered, mailed or sent to Advanced Analogic Technologies Incorporated, 830 East Arques Avenue, Sunnyvale, California 94085, Attention: Richard K. Williams, as Attorney-in-Fact of the Selling Stockholders.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Intentionally Left Blank]

If the foregoing Agreement is in accordance with the understanding of the Managers, upon the execution and acceptance of this Agreement by the Managers, on behalf of themselves and each of the Underwriters, this Agreement shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders.

Very truly yours, ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

By:
	Name:	Richard K. Williams
	Title:	President, Chief Executive Officer and Chief Technical Officer

By:
	Name:	Brian R. McDonald
	Title:	Chief Financial Officer, Vice President of Worldwide Finance and Secretary

[Intentionally Left Blank]

Very truly yours, SELLING STOCKHOLDERS

By:
Name: Richard K. Williams
Acting as Attorney-in-Fact on behalf of the Selling Stockholders named in SCHEDULE I hereto

[Intentionally Left Blank]

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH

                              INCORPORATED

PIPER JAFFRAY & CO.

SG COWEN & CO., LLC

THOMAS WEISEL PARTNERS LLC

Acting severally on behalf of themselves, and severally on behalf of the Underwriters named in SCHEDULE II hereto

By:	Morgan Stanley & Co. Incorporated

Acting severally on behalf of the Underwriters named in SCHEDULE II hereto

By:
Name:
Title:

[Intentionally Left Blank]

SCHEDULE I

Selling Stockholder	Firm Shares to Be Sold

[■]	[■]
[■]	[■]
[■]	[■]
[■]	[■]

Total	[■]

SCHEDULE II

Underwriter	Firm Shares to Be Purchased
Morgan Stanley & Co. Incorporated	[■]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[■]
Piper Jaffray & Co.	[■]
SG Cowen & Co., LLC	[■]
Thomas Weisel Partners LLC	[■]
[■]	[■]

Total	[■]

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[■], 2005

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Piper Jaffray & Co.

SG Cowen & Co., LLC

Thomas Weisel Partners LLC

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Advanced Analogic Technologies Incorporated, a California corporation (together with Advanced Analogic Technologies Incorporated, a Delaware corporation, as the successor Delaware corporation thereto, the “Company”), and the selling stockholder(s) named in the Underwriting Agreement, if any (the “Selling Stockholders”), providing for the public offering (the “Public Offering”) by Morgan Stanley, acting together with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Piper Jaffray & Co., SG Cowen & Co., LLC and Thomas Weisel Partners LLC (together, the “Underwriters”), of shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), proposed to be sold by the Company, and, if applicable, the Selling Stockholders (together, the “Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of Shares to the Underwriters by the undersigned pursuant to the Underwriting Agreement, if the

EXHIBIT A-1

undersigned sells such Shares as a Selling Stockholder named as a party to the Underwriting Agreement; (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the undersigned; (e) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned; or (f) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestate succession to the undersigned’s immediate family; provided that in the case of any transfer or distribution pursuant to clause (c), (d), (e) or (f), (i) each donee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement; and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. Notwithstanding the foregoing, the undersigned shall be permitted to enter into a written sales plan designed to comply with Rule 10b5-1(c) under the Exchange Act, so long as such plan does not allow for any sales thereunder to be made until the expiration or termination of the restricted period referred to in this lock-up agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this lock-up agreement shall automatically continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable. In addition, the undersigned shall not engage in any transaction that may be restricted by this lock-up agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this lock-up agreement have expired.

The undersigned understands that the Company and the Underwriters, and, if applicable, the Selling Stockholders, are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

EXHIBIT A-2

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Underwriters and, if applicable, the Selling Stockholders. If the initial closing of the Public Offering does not occur on or prior to December 31, 2005, this lock-up agreement shall terminate immediately upon such date and shall be of no further force and effect.

Very truly yours,

Name:

Address:

EXHIBIT A-3